EXHIBIT 23(c)










                       (HUDDLESTON & CO., INC. LETTERHEAD)


                                February 10, 1999




Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado 80264


Huddleston & Co., Inc. consents to the use of its name and its report dated January 7, 1999, entitled "Columbus Energy Corp., Berry R. Cox Field, Estimated Reserves and Revenues, as of November 30, 1998, Constant Product Prices" in whole or in part, by Columbus Energy Corp. (Columbus) in Columbus' Form 10-K Report to the Securities and Exchange Commission for the fiscal year ended November 30, 1998.

                                          For and On Behalf of

                                          HUDDLESTON & CO., INC.

                                          \s\Peter D. Huddleston
                                          --------------------------
                                          Peter D. Huddleston, P.E.
                                          President